SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 6, 2005

ROTOBLOCK CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-116324	73-1668122
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 B Street
Santa Rosa, CA, 95401
(Address of principal executive offices)

(707) 578-5220
Registrant's telephone number, including area code

____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Election of Director and Appointment of Principal Officers.

In August 2005, Rotoblock Corporation appointed Mr. Matthias Heinze as President and Mr. Thomas M. Howard as the Chief Financial and Principal Accounting Officer. The Board of Directors of Rotoblock Corporation also elected Mr. Howard to be a Director.

Mr. Matthias Heinze has an extensive understanding of the oscillating piston engine and its applications. Mr. Heinze is currently a Director of Technology for TUV, a major U.S.-German corporation. For the past twenty years he has been responsible for the growth of the quality, medical, product safety and telecommunications for the Industrial Machinery and Pressure Equipment divisions at TUV. Mr. Heinze has over twenty years of experience in the safety industry and holds Engineering Degrees from FH Hamburg and FH Jena in Germany.

Newly appointed CFO Thomas Howard is a CPA who has owned and operated the accounting firm of Thomas M. Howard Certified Public Accountant for the past 13 years. He has been the CEO of a public company before, and has consulted with many public and private companies as CFO for the past 15 years.

The headquarters for Rotoblock Corporate has been relocated from Vancouver, British Columbia to Santa Rosa, California, a move the Company believes will offer more opportunities for its engine technologies.

ITEM 9.01    Financial Statements and Exhibits

        (c)    Exhibits.

Exhibit No	Description

99.1	Press Release dated September 6, 2005 Rotoblock Corp. Moves Headquarters from Canada to California, names new President , CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 6, 2005

ROTOBLOCK CORPORATION

BY:

/s/ Steven Schneider_____________________________________
Steven M. Schneider, Interim Chief Executive Officer